QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10 (j)

AMENDMENT TO AGREEMENT OF STRATEGIC RELATIONSHIP

        This Amendment to Agreement of Strategic (the "Amendment") is made and entered into as of January 30th, 2003, by and between Lucasfilm Ltd., a California corporation ("Lucasfilm"), on the one hand, located at P.O. Box 2009, San Rafael, CA 94912 and Hasbro, Inc., a Rhode Island corporation, located at 1027 Newport Ave., Pawtucket, R.I. 02862-1059 ("Hasbro"), on the other hand.

        Reference is made to that certain Agreement of Strategic Relationship between Lucasfilm and Hasbro dated as of October 14, 1997, as heretofore amended ("Agreement"), pursuant to which Agreement Lucasfilm granted to Hasbro certain rights of first refusal and first negotiation. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Agreement.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree to further amend the Agreement as follows:

        Paragraph 2.1 (Term) shall be deleted in its entirety and replaced with the following:

  "2.1 Term. The term of Hasbro's rights pursuant to this agreement with respect to the First Negotiation Right and First Refusal Right (the `Term') shall consist of the time period commencing as of the date hereof and ending on December 31, 2017."

Except as expressly modified herein, the Agreement shall remain in full force and effect and is reaffirmed by the parties.

LUCASFILM LTD. ("Lucasfilm"), a California corporation		HASBRO, INC. ("Hasbro"), a Rhode Island corporation
By:	/s/ GORDON RADLEY	By:	/s/ DAVID D.R. HARGREAVES
Title:	President	Title:	Senior Vice President and Chief Financial Officer

QuickLinks

AMENDMENT TO AGREEMENT OF STRATEGIC RELATIONSHIP